Exhibit 32

ARQULE, INC.

CERTIFICATE OF THE CHIEF EXECUTIVE OFFICER AND
PRINCIPAL  FINANCIAL OFFICER

The undersigned, Stephen A. Hill, President and Chief Executive Officer of ArQule, Inc. (the “Company”) and Peter S. Lawrence, Chief Operating Officer (Principal Financial Officer) of the Company, both duly elected and currently serving, do each hereby certify that, to the best of his or her knowledge:

1.                                       the quarterly report on Form 10-Q for the period ending September 30, 2007, filed on behalf of the Company pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and containing the financial statements of the Company, fully complies with the requirements of section 13(a) of the Exchange Act; and

2.                                       the information contained in such quarterly report fairly presents, in all material respects, the financial condition and results of operations of the Company for the dates and periods covered by such quarterly report.

This certification accompanies the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2007, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (the “2002 Act”) and shall not be deemed filed by the Company for purposes of Section 18 of the Exchange Act.

This certification is being made for the exclusive purpose of compliance by the Chief Executive Officer and Principal Accounting and Financial Officer of the Company with the requirements of Section 906 of the 2002 Act, and may not be disclosed, distributed or used by any person for any reason other than as specifically required by law.

IN WITNESS WHEREOF, the undersigned have executed this Certificate as of the 6th day of November 2007.

/s/ STEPHEN A. HILL
Name:	Stephen A. Hill
Title:	President and Chief Executive Officer

/s/ PETER S. LAWRENCE
Name:	Peter S. Lawrence
Title:	Chief Operating Officer (Principal Financial Officer)